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                                    EXHIBIT 5

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                                                                ATTORNEYS AT LAW
                                                     3500 One First Union Center
                                                        301 South College Street
                                           Charlotte, North Carolina  28202-6001
                                                         Telephone: 704.338.5000
                                                         Facsimile: 704.338.5125



March 14, 1997



Speizman Industries, Inc.
508 W. 5th Street
Charlotte, North Carolina 282312

Gentlemen:

We refer to the registration statement on Form S-8 (the "Registration Statement"), to be filed by Speizman Industries, Inc. (the "Company") with the Securities and Exchange Commission on or about March 18, 1997, under the Securities Act of 1933, as amended, relating to the additional 145,000 shares of the common stock of the Company, par value $0.10 per share (the "Shares"), issuable by the Company pursuant to the Speizman Industries, Inc.
Nonqualified Stock Option Plan (the "Plan").

As counsel for the Company, we have examined such corporate records and other documents and such matters of law as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of that examination, we advise you that, in our opinion, the Shares have been duly and validly authorized and, upon issuance thereof by the Company and receipt of the consideration by the Company, both in accordance with the terms of the Plan and any award agreement thereunder, and the delivery of the certificates representing the Shares so issued, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
                                               Very truly yours,

                                               /s/ Kilpatrick Stockton LLP

                                               KILPATRICK STOCKTON LLP

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